Exhibit 99.1

Press Contact:

Courtney Brigham

Spansion Inc.

+1.408.616.5056

courtney.brigham@spansion.com

Investor Relations:

Randy Furr

Spansion Inc.

+1.408.616.3682

Spansion Inc. Reports Third Quarter 2009 Results

SUNNYVALE, Calif., December 31, 2009 — Spansion Inc. today announced operating results for its quarter and nine months ended September 27, 2009. Spansion reported third quarter of 2009 net sales of $327.6 million, which reflects the company’s refined focus and decision to concentrate primarily on embedded and targeted wireless applications. The company generated net income on a U.S. GAAP basis of $1.5 million, or diluted net income per share of $0.01. Operating income for the quarter was $20.0 million and U.S. GAAP gross and operating margins were 28.3% and 6.1%, respectively.

U.S. GAAP Results

	Q3 2009	Q2 2009	Q1 2009	Q4 2008	Q3 2008
Net sales	$327.6 million	$376.3 million	$399.6 million	$468.0 million	$630.9 million
Gross margin	28.30%	25.50%	4.20%	(43.10)%	13.70%
Operating income (loss)	$20.0 million	$10.1 million	$(156.1 million )	$(2,007.3 million )	$(85.7 million )
Operating margin	6.10%	2.70%	(39.10)%	(429.00)%	(13.60)%
Net income (loss)	$1.5 million	$(7.3 million )	$(512.6 million )	$(2,076.9 million )	$(135.3 million )
Diluted net income (loss) per share	$0.01	$(0.04)	$(3.18)	$(12.90)	$(0.84)

The reduction in net sales and substantial improvements in operating and net income are a direct result of the company’s strategy to exit unprofitable markets and restructure the company to support its refined focus.

Non-GAAP net income for the third quarter of 2009 excluding restructuring, reorganization, and other special charges and credits was $17.6 million, or non-GAAP net income per share of $0.10. Reconciliation between U.S. GAAP operating results and non-GAAP operating results is provided following the financial statements in this release.

Non GAAP Results

	Q3 2009	Q2 2009	Q1 2009		Q4 2008		Q3 2008
Net income (loss)	$17.6 million	$16.8 million	$(156.2 million	)	$(433.0 million	)	$(116.8 million	)
Diluted net income (loss) per share	$0.10	$0.10	$(0.97)		$(2.69)		$(0.73)

As a result of a focus on cost reductions, efficiencies and improved asset management, the company continued to generate positive cash flows from operations and ended the third quarter of fiscal 2009 with $263.6 million in cash as compared to $220.5 million and $95.3 million at the end of the second and first quarters of fiscal 2009, respectively.

“Spansion is executing well against its plan,” said Randy Furr, Spansion’s CFO. “Net income has improved by approximately $135 million year over year for its fiscal third quarter on approximately half the net sales. By focusing on our core businesses and exiting unprofitable applications, we have shown that our strategy is working to deliver stronger financial results.”

Restructuring

With a sustainable business model designed for profitability and generating positive free cash flow, the company is focused on servicing its core embedded customers as well as target wireless applications. The company has completed a number of restructuring activities to realign its business to support a refined target market of Flash memory applications. The company now maintains a more flexible manufacturing network that balances internal and external capacity to fulfill customer demand. Spansion’s Fab 25 in Austin, Texas, is the company’s main wafer fabrication facility, with supplemental foundry support provided by Spansion Japan, Fujitsu and Semiconductor Manufacturing International Corporation (SMIC). For final manufacturing (assembly, test, mark and pack), Spansion maintains two internal facilities with a number of additional external resources.

“Our restructuring efforts are paying off as highlighted in our improved third quarter performance,” said John Kispert, Spansion president and CEO. “Over the past nine months we have taken a number of difficult actions relative to restructuring. I am proud to say that we now have those efforts behind us and can focus on the future. We expect to emerge from Chapter 11 in the first quarter of 2010 with a healthier capital structure and a broad product portfolio, positioned to compete in our target markets.”

On December 22, the U.S. Bankruptcy Court approved Spansion’s second amended disclosure statement in its plan of reorganization. A confirmation hearing for the plan of reorganization is scheduled for February 11, 2010.

For the nine months ended September 27, 2009, the company has recognized approximately $381.6 million as reorganization items in the Condensed Consolidated Statement of Operations included as part of this press release. Reorganization items consist primarily of provisions for expected allowed claims and certain charges related to allowed claims. The U.S. Bankruptcy Court will ultimately determine liability amounts that will be allowed for claims. As claims are resolved, or where better information becomes available and is evaluated, the company will make adjustments to the liabilities recorded on its quarterly or annual financial statements as appropriate. Any such adjustments could be material to the company’s financial position or results of operations in any given period.

Spansion Japan

Spansion Japan Limited, a subsidiary of Spansion Inc., commenced corporate reorganization proceedings in Japan on March 3, 2009. As a result, and in accordance with U.S. GAAP, the financial results of Spansion Japan Limited are no longer included in the consolidated financial results of Spansion Inc. post March 3, 2009. Spansion Japan has supplied, and continues to supply, silicon wafers to Spansion LLC. Historically, the prices for the wafers sold by Spansion Japan to Spansion LLC were governed by a pre-bankruptcy foundry agreement. The prices the company pays to Spansion Japan for the wafers and related services are a material component of the company’s “cost of goods sold.” The company believes that the prices under the foundry agreement were significantly greater than fair value and thus the Company attempted to renegotiate these pricing terms with Spansion Japan. These efforts were unsuccessful and in October 2009, the company filed a motion with the U.S. Bankruptcy Court to reject the foundry agreement. An order rejecting the foundry agreement was issued by the U.S. Bankruptcy Court on November 19, 2009.

As a result of the rejection of the foundry agreement, there is no valid contract that establishes pricing for the wafers the company has received from Spansion Japan from February 9, 2009 (which is 20 days prior to the company’s chapter 11 filing) through October 27, 2009, which is referred to in this press release as the “dispute period.” The results of operations for the third quarter and nine months ended September 27, 2009 presented in this press release are based on the company’s estimates of value for the goods and services provided by Spansion Japan during the dispute period. The U.S. Bankruptcy Court is scheduled to hear evidence to establish the value of wafers purchased during the dispute period from Spansion Japan on January 8, 2010. If the U.S. Bankruptcy Court finds that the value of wafers purchased during the dispute period from Spansion Japan is different than the company’s estimates, it will have an impact on the results of operations and that impact could be material. Moreover, the result of that ruling could also have a material impact on the financial condition of the company.

Use of Non-GAAP Financial Information

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for or superior to, company’s financial results presented in accordance with United States GAAP. The non-GAAP financial measures presented by the company may be different than the non-GAAP financial measures presented by other companies.

The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

About Spansion

Spansion (Pink Sheets: SPSNQ) is a leading Flash memory solutions provider dedicated to enabling, storing and protecting digital content in automotive, consumer electronics, networking and wireless applications. Spansion is focused exclusively on designing, developing, manufacturing, marketing, selling and licensing Flash memory solutions. For more information, visit http://www.spansion.com.

Spansion®, the Spansion logo, MirrorBit®, MirrorBit® Eclipse™, ORNAND™, EcoRAM™ and combinations thereof, are trademarks and registered trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. The risks and uncertainties include the company’s ability to: manage costs; achieve adequate liquidity; complete the chapter 11 reorganization process; execute on its new strategic focus; reach a sustainable business model; survive as a stand-alone entity; reach operational efficiency; and reach and sustain profitability. The risks and uncertainties related to creditor protection proceedings include: the company’s ability to depend on Spansion Japan for wafer production and distribution of products in Japan, due to actions taken by either (i) Spansion Japan (at the direction of the Spansion Japan trustee or pursuant to orders of the Japanese court in the Spansion Japan corporate reorganization proceeding or otherwise) or (ii) the company or Spansion LLC (pursuant to the orders of the U.S. Bankruptcy Court or otherwise); the company’s ability to transfer wafer production capacity to another location or to a third-party foundry, or to find alternative methods of distributing and selling its products in the event that Spansion Japan is not successful or has difficulties in reorganizing or if the company discontinues its business relationship with Spansion Japan; any other actions or orders taken by the U.S. Bankruptcy Court that may impact the company’s operations; any negative impacts on the company’s business, results of operations, financial position or cash management arrangements; the inability to freely deploy cash resources throughout the company’s various geographical locations as all or part of the total worldwide cash may not be available in either the United States or for working capital as a result of limitations inherent in the chapter 11 proceedings in the United States or Spansion Japan’s corporate reorganization proceeding or as a result of various restrictions in certain geographies; the negative impact on relationships with employees, customers, suppliers and contract manufacturers and other stakeholders; the failure of the company to obtain the U.S. Bankruptcy Court orders substantially on the terms applied for; the adequacy of the company’s cash on hand to fund its ongoing operations; the failure of the company to obtain the requisite approvals of affected creditors or the courts for the proposed plan or reorganization, or to successfully implement such a plan or obtain sufficient exit financing, if required, within the time granted by the U.S. Bankruptcy Court, leading to the likely liquidation of the company’s assets; and that following the approval of the proposed plan of reorganization, the company’s outstanding common stock will be cancelled. In addition, the instability of the global economy and tight credit markets could continue to adversely impact the company’s business in several respects, including adversely impacting credit quality and insolvency risk of the company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for Spansion products. The company urges investors to review in detail the risks and uncertainties discussed in the company’s Securities and Exchange Commission filings, including but not limited to the company’s most recent Annual Report on Form 10-K for and Quarterly Reports on Form 10-Q. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spansion Inc.

Debtor-in-Possession

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended			YTD	YTD
	September 27 2009	June 28 2009	March 29 2009	September 27 2009	September 28 2008 (*)
Net sales	$327,578	$376,301	$399,628	$1,103,507	$1,813,852
Cost of sales	234,952	280,266	383,035	898,253	1,523,654

Gross profit	92,626	96,035	16,593	205,254	290,198

Research and development	28,281	37,889	44,746	110,916	346,269
Sales, general and administrative	36,820	33,788	104,029	174,637	197,122
Restructuring charges	7,492	14,212	23,942	45,646	11,299

Operating income (loss) before reorganization items	20,033	10,146	(156,124)	(125,945)	(264,492)
Other than temporary impairment on marketable securities	—	—	—	—	(14,518)
Gain on deconsolidation of subsidiary	—	—	30,100	30,100	—
Interest and other income (expense), net	532	1,916	480	2,928	7,347
Interest expense	(9,199)	(9,212)	(24,466)	(42,877)	(79,249)

Income (loss) before reorganization items and income taxes	11,366	2,850	(150,010)	(135,794)	(350,912)

Reorganization items	(9,348)	(9,842)	(362,457)	(381,647)	—

Income (loss) before income taxes	2,018	(6,992)	(512,467)	(517,441)	(350,912)

Provision for income taxes	(518)	(261)	(168)	(947)	(7,195)

Net income (loss)	$1,500	$(7,253)	$(512,635)	$(518,388)	$(358,107)

Net income (loss) per common share

Basic	$0.01	$(0.04)	$(3.18)	$(3.21)	$(2.34)
Diluted	$0.01	$(0.04)	$(3.18)	$(3.21)	$(2.34)

Shares used in per share calculation

- Basic	162,090	161,778	161,283	161,717	153,216
- Diluted	173,925	161,778	161,283	161,717	153,216

*	Prior quarters’ numbers have been recast to give effect to the retroactive application of FSP APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, now Accounting Standards Codification (ASC) 470-20.

Spansion Inc.

Debtor-in-Possession

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	September 27 2009	June 28 2009	March 29 2009	Dec. 28 2008*
Assets

Current assets:
Cash and cash equivalents	$263,554	$220,468	$95,327	$116,387
Auction rate securities	104,138	—	—	—
Accounts receivable	118,754	124,886	155,085	139,888
Accounts receivable from related party	310,045	258,989	180,801	117,575
Allowance for doubtful accounts	(55,052)	(55,012)	(54,283)	(8,106)
Inventories	137,197	134,577	181,291	379,157
Deferred income taxes	3,213	3,213	3,213	3,213
Prepaid expenses and other current assets	66,201	26,248	34,732	35,225

Total current assets	948,050	713,369	596,166	783,339

Property, plant and equipment, net	343,140	396,780	440,600	795,030
Auction rate securities	—	110,839	104,848	94,014
Other assets	62,398	86,368	94,900	101,489

Total Assets	$1,353,588	$1,307,356	$1,236,514	$1,773,872

Liabilities and Stockholders' Deficit

Current liabilities:
Note payable to banks under revolving loans	$—	$—	$—	$105,687
Short term note (UBS loan)	68,410	79,591	79,197	—
Accounts payable and accrued liabilities	120,103	93,170	67,185	554,787
Accounts payable and accrued liabilities to related party	146,440	66,121	21,926	79,684
Accrued compensation and benefits	16,814	21,266	7,534	60,412
Income taxes payable	464	303	2,519	3,972
Deferred income	69,111	69,271	43,524	35,285
Current portion of long-term debt and obligations under capital leases	—	—	—	1,126,849

Total current liabilities	421,342	329,722	221,885	1,966,676
Deferred income taxes	3,280	3,275	3,267	3,267
Long-term debt, less current portion	—	—	—	210,246
Other long-term liabilities	27,015	36,953	47,280	44,330

Liabilities subject to compromise	1,765,933	1,805,761	1,827,146	—

Total liabilities	2,217,570	2,175,711	2,099,578	2,224,519

Stockholders’ deficit	(863,982)	(868,355)	(863,064)	(450,647)

Total liabilities and stockholders’ deficit	$1,353,588	$1,307,356	$1,236,514	$1,773,872

*	Derived from the December 28, 2008 audited financial statements of Spansion Inc. Prior quarters’ numbers have been recast to give effect to the retroactive application of FSP APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, now Accounting Standards Codification (ASC) 470-20.

Spansion Inc.

Debtor-in-Possession

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended			YTD
	September 27 2009	June 28 2009	March 29 2009	September 27 2009
Cash Flows from Operating Activities:
Net income (loss)	$1,500	$(7,253)	$(512,635)	$(518,388)
Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation, amortization, and in-process research and development write-off	33,312	45,776	61,200	140,288
Provision (benefit) for deferred income taxes	4	8	—	12
Provision for doubtful accounts	39	730	17,708	18,477
Net (gain) loss on sale and disposal of property, plant, and equipment	530	—	(1,902)	(1,372)
Compensation recognized under employee stock plans	2,875	2,138	5,430	10,443
Gain on deconsolidation of subsidiary	—	—	(30,100)	(30,100)
Gain on sale of Suzhou entity	(784)	—	—	(784)
Loss from write-off of rejected capital leases and various licenses	3,090	—	—	(23,138)

Changes in operating assets and liabilities, net of effects of deconsolidation of subsidiary:

(Increase) in trade accounts receivable and other receivables	(78,845)	(47,989)	(54,018)	(180,852)
(Increase) decrease in inventories	(4,117)	46,714	142,499	185,096
(Increase) decrease in prepaid expenses and other current assets	5,849	8,484	(25,191)	(9,923)
(Increase) decrease in other assets	(1,488)	2,426	(8,936)	(6,675)
Increase (decrease) in accounts payable, accrued liabilities and accrued compensation	118,376	55,767	383,219	581,332
Increase (decrease) in income taxes payable	167	(2,217)	(277)	(2,327)
Increase (decrease) in deferred income	(12,972)	25,746	3,226	16,000

Net cash (used) provided by operating activities	67,536	130,330	(19,777)	178,089

Cash Flows from Investing Activities:
Proceeds from sale of property, plant and equipment	785	15	45	845
Purchases of property, plant and equipment	(10,446)	(1,280)	(3,921)	(15,647)
Loan made to an investee	—	—	(5,263)	(5,263)
Proceeds from redemption of ARS	10,375	—	—	10,375
Cash decrease due to deconsolidation of subsidiary	—	—	(52,092)	(52,092)
Cash decreases due to the sale of Suzhou entity	(10,431)	—	—	(10,431)

Net cash used by investing activities	(9,717)	(1,265)	(61,231)	(72,213)

Cash Flows from Financing Activities:
Proceeds from borrowings, net of issuance costs	—	—	117,758	117,758
Payments on debt and capital lease obligations	(14,733)	(3,924)	(54,715)	(73,372)

Net cash (used) provided by financing activities	(14,733)	(3,924)	63,043	44,386

Effect of exchange rate changes on cash and cash equivalents	—	—	(3,095)	(3,095)

Net (decrease) increase in cash and cash equivalents	43,086	125,141	(21,060)	147,167
Cash and cash equivalents at the beginning of period	220,468	95,327	116,387	116,387

Cash and cash equivalents at end of period	$263,554	$220,468	$95,327	$263,554

Spansion Inc.

Debtor-in-Possession

CONDENSED CONSOLIDATED SUPPLEMENTAL INFORMATION (Unaudited)

(In thousands, except per share amounts)

Reconciliation of GAAP Net Income (Loss) to NON-GAAP Net Income (Loss)

	Quarter Ended
	September 27 2009	June 28 2009	March 29 2009	December 28 2008	September 28 2008
GAAP Net income (loss)	$1,500	$(7,253)	$(512,635)	$(2,076,905)	$(135,347)

Acquisition-related charges	79	79	79	84,030	2,676
Restructuring charges	7,492	14,212	23,942	(138)	1,377
Reorganization charges	9,348	9,842	362,457	—	—
Impairment charges				1,571,269	—
Gain on deconsolidation of subsidiary	—	—	(30,100)	—	—
Gain on divestiture	(784)	—	—	—	—
Impairment of marketable securities	—	—	—	(11,248)	14,518
Income tax effect of non-GAAP adjustments	—	—	—	—	—

Non-GAAP Net income (loss)	$17,635	$16,880	$(156,257)	$(432,992)	$(116,776)

Non-GAAP net income (loss) per diluted share	$0.10	$0.10	$(0.97)	$(2.69)	$(0.73)
Shares used in diluted shares calculation	173,925	174,367	161,283	161,000	160,687

Spansion Inc. Debtor-in-Possession SELECT ITEMS IN THE FINANCIALS (Unaudited) (In thousands)

	Quarter Ended			YTD	YTD
	September 27 2009	June 28 2009	March 29 2009	September 27 2009	September 28 2008
Interest expense (income)	$8,667	$7,296	$23,986	$39,949	$71,902
Taxes	518	261	168	947	7,195
Depreciation in cost of sales, R&D and SG&A	31,032	37,292	58,042	126,365	464,068
Depreciation in restructuring charges	2,328	2,857	—	5,184	—
Impairment charges	—	5,596	211	5,808	—
Amortization	79	79	79	237	5,739

SOURCE Spansion Inc.

http://www.spansion.com